EXHIBIT 10.70
                                             AMENDED AND RESTATED
                                3

TERMINATION AGREEMENT

     TERMINATION AGREEMENT (the "Agreement"), effective as of January 15, 1997 and dated as of this 14th day of January, 1997, by and among SPECIALTY FOODS ACQUISITION CORPORATION, a Delaware corporation ("SFAC"), SPECIALTY FOODS CORPORATION, a Delaware corporation ("SFC"), and PAUL J. LISKA (the "Executive"). SFAC and SFC are each sometimes herein referred to as the "Employers." The Employers and the Executive are sometimes herein referred to as the "Parties."

     WHEREAS, the Executive was employed as President and Chief
Executive Officer of SFAC and SFC pursuant to an Executive
Employment Agreement between the Parties effective as of January
1, 1996 (the "Executive Employment Agreement"); and

     WHEREAS, it has been agreed by the Parties that, effective as of January 15, 1997, the employment of the Executive with SFAC and SFC shall terminate; and

     WHEREAS, except as expressly set forth to the contrary in this Agreement, the Parties wish to acknowledge termination of the Executive Employment Agreement and all such relationships contemplated therein, and to amend and restate certain option agreements that have been entered into between the Employers and the Executive;

     NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

     1. Termination of Employment. The Executive's employment with the Employers and, except as expressly set forth to the contrary in this Agreement, the Parties' obligations and rights under the Executive Employment Agreement, shall terminate effective as of January 15, 1997 (the "date of termination").

     2.   Terms of Termination.

          a. The Employers shall promptly pay to the Executive all unpaid Base Salary, as defined in Section 3 of the Executive Employment Agreement, and provide the Executive with all benefits and expense reimbursements to which the Executive is entitled, through and including the date of termination.

          b. The Employers shall pay to the Executive the sum of $40,833.33 every one-half month for a term from the date of termination until the first to occur of (i) the receipt by the Executive of twenty-four (24) such payments or (ii) until such time as the Executive commences employment on a full time or substantially full time basis with another employer; provided, however, that in no event shall the Executive receive fewer than twelve (12) such payments. The Employers may cause these payments to be made to the Executive through the normal SFC payroll system.

          c. The Employers shall continue health and life insurance benefits for the Executive and his family for a period of 12 months after the date of termination, provided, however, that such benefits may be terminated on 30 days written notice to the Executive once the Executive and his family are eligible to receive generally comparable benefits from another source.

          d. With respect to the subordinated debentures and common stock of SFAC purchased by the Executive while he was employed by the Employers, the Parties agree as follows:

          (i)  that certain Limited Recourse Secured
               Promissory Note dated as of June 15, 1995 in the principal amount of $290,681.28 (the
               "Note") is deemed to be in default;

          (ii) pursuant to the Note and the related Pledge Agreement, the Executive is delivering to SFAC certain pledged security which consists of (x) Discount Debentures in the principal amount of $280,734.65 with a current accreted value of $172,034.04, and (y) 163,268 shares of common stock with a value of $118,647.24 if valued at Founder's Cost of .726703211 per share;

         (iii)the Note shall be marked "CANCELED" and returned to the Executive; and

         (iv) the remaining 331,574 shares of common stock of SFAC outstanding in the name of the Executive shall be deemed to be fully vested and shall be returned to the possession of the Executive.


          e. The Employers and the Executive acknowledge that that certain Non-Qualified Stock Option Agreement dated February 1, 1994, that certain Non-Qualified Stock Option Agreement dated as of February 1, 1995, that certain Performance Stock Option Agreement dated February 1, 1994 and that certain Performance Stock Option Agreement dated November 17, 1994, each between SFAC and the Executive are each hereby declared to be null and void and without future effect. Upon the execution of this Agreement, that certain Non-Qualified Stock Option Agreement dated as of November 17, 1994 shall be amended and restated and reissued to the Executive in the form of the Amended and Restated Option Agreement set forth as EXHIBIT 1 to this Agreement.

          f. All payments made to the Executive under subparagraphs (a) and (b) above shall be subject to such deductions or amounts withheld as required by applicable laws and regulations.

     3. Releases. In consideration for the promises made by the Parties and the payments to be made by the Employers pursuant to this Agreement, the Parties agree to the following releases:

          (a) The Executive hereby releases and forever discharges the Employers and any parent, subsidiary, affiliate or other entity related to the Employers, as well as its or their predecessors, successors and assigns, shareholders, directors, officers, agents, representatives and employees, past, present and future, individually and collectively, from any and all claims, demands, causes of actions or liabilities which the Executive ever had or now has, or which his heirs, executors or administrators hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, arising out of or in any way connected with his employment with, and/or termination of employment from the Employers; provided, however, that nothing herein shall in any way prohibit the Executive from enforcing the terms of this Agreement. Without limiting the foregoing, this release applies to any right which the Executive has or may have to commence or maintain a charge or action alleging discrimination under any federal, state or local statute or order, including Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended and the Employee Retirement Income Security Act of 1974, as amended and any right the Executive has or may have to commence or maintain a claim or action alleging wrongful termination, breach of contract, commission of tort, or any combination thereof, whether based in law or in equity. The Executive agrees not to make, assert or maintain any charge, claim, demand or action which would be covered by this release. In addition, the Executive represents that no incident has occurred during his employment with the Employers that could form the basis for any claim by the Executive against the Employers under the so-called Worker's Compensation Laws of any jurisdiction.

          (b) The Employers individually, and the Employers on behalf of any parent, subsidiary, affiliate or other entity related to the Employers, as well as its or their predecessors, successors and assigns, shareholders (other than shareholders of SFAC), directors (in their capacity as directors of SFAC and
SFC), officers, agents, representatives and employees, past, present and future, hereby release and forever discharge the Executive, his heirs, executors, administrators, agents and assigns, individually and collectively, from any and all claims, demands, causes of action or liabilities, which the Employers ever had, or now have, or which their successors and assigns can, shall or may have upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, arising out of or in any way connected with the Executive's employment with, and/or termination of employment from the Employers, other than any possible violation by the Executive of Sections 5, 6 or 7 of the Employment Agreement, provided, however, that nothing herein shall in any way prohibit SFC from enforcing the terms of this Agreement. The Employers agree not to make, assert or maintain any charge, claim, demand or action which would be covered by this release.

     4.   Non-Disparagement.       The Parties agree that they
shall not, directly or indirectly, individually or in concert with others, criticize, disparage, slander, defame or engage in any conduct or make any statement calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the other, his or its abilities or his or its reputation. For purposes of this Section, the term "Parties" will be deemed to include, for SFAC and SFC, their directors and officers, and the directors and officers of their affiliates.

     5.   Confidentiality/Press Releases.   The Parties agree
that they will not issue a press release concerning the Executive's termination of employment with the Employers unless the text and the timing thereof has been approved in writing by all Parties; provided , however, that (i) the Executive's written consent shall not be unreasonably withheld or delayed, and (ii) nothing herein shall prevent the Employers from making any announcement that they are required to make under applicable law or the rules of any entity with whom their securities are registered.

     6. Severability. The provisions of this Agreement shall be severable. The unenforceability or invalidity of any one or more provisions, clauses or sentences hereof shall not render any other provision, clause or sentence herein contained unenforceable or invalid. The portion of the Agreement which is not invalid or unenforceable shall be considered enforceable and binding on the Parties and the invalid or unenforceable provision(s), clause(s) or sentence(s) shall be deemed excised, modified or restricted to the extent necessary to render the same valid and enforceable, and this Agreement shall be construed as if such invalid or unenforceable provision(s), clause(s) or sentence(s) were omitted, modified or restricted.

     7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely in Illinois; provided, however, that all provisions of this Agreement governing the repurchase of the Securities and rights thereto and therein shall be governed by and construed in accordance with the laws of the State of Delaware.

     8. Survival of Certain Provisions. In consideration for the payment made by the Employers to the Executive hereunder, the Parties acknowledge and agree that Sections 5, 6 and 7 of the Executive Employment Agreement are not affected in any way by this Agreement, except as expressly set forth herein, and shall continue in full force and effect.

     9. Attorney Fees. If the Employers, on the one hand, or the Executive, on the other hand, breach the terms of this Agreement, the breaching party shall indemnify the non-breaching party against all liability, costs and expenses, including reasonable attorneys' fees, related to such breach.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements, if any, between the Parties relating to the subject matter hereof; provided, however, that this Section shall not be deemed to apply to any provision of the Executive Employment Agreement referred to or incorporated herein which, by the terms of Section 8 hereof, shall survive the execution and delivery of this Agreement.

     11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Employers and their successors and assigns, and shall be binding upon and inure to the benefit of the Executive and his legal representatives and assigns.

     12.  Resignation.   On the termination date, the Executive
shall submit a resignation in form acceptable to the Parties from all directorship and officer positions held with the Employers or any of their subsidiaries.

     13. Non-Waiver of Right to Indemnification. The provisions of Section 3 hereof notwithstanding, nothing in this Agreement shall be construed as a release or waiver of any right that the Executive may have to indemnification pursuant to (i) the Certificate of Incorporation or the By-Laws of the Employers or any of its subsidiaries or affiliates, or (ii) any agreement pursuant to which the Executive is entitled to indemnification for any claims by parties other than the Employers arising out of the Executive's service as an officer or director of the Employers or any of their subsidiaries or affiliates.

     14. Counterparts. This Agreement may be executed in one or more counterparts (including by means of faxed signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date above written.

                                   SPECIALTY FOODS ACQUISITION
                                   CORPORATION


                                   By:  /s/ Robert B. Haas
                                   Name:     Robert B. Haas
                                   Title:    Chairman of the
Board


                                   SPECIALTY FOODS CORPORATION


                                   By:  /s/ Robert B. Haas
                                   Name:     Robert B. Haas
Title:    Chairman of the Board


                                   /s/ Paul J. Liska
                                   PAUL J. LISKA


SPECIALTY FOODS ACQUISITION CORPORATION
1994 STOCK OPTION PLAN



Date of Grant:      11/17/94
Expiration Date:    11/17/04
Grantee:       Paul J. Liska
No. of Shares:      162,500
Option Price/Share: $0.7267032211
Option Control Number:   0017 (Amended and Restated)


AMENDED AND RESTATED
NON-QUALIFIED STOCK OPTION AGREEMENT


     AMENDED AND RESTATED STOCK OPTION AGREEMENT dated as of November 17, 1994, as Amended and Restated as of January 15, 1997, by and between SPECIALTY FOODS ACQUISITION CORPORATION, a Delaware corporation (the "Company"), and PAUL J. LISKA (the "Grantee").

     All words and phrases not otherwise expressly defined herein shall have the same meanings as are ascribed to such words and phrases in the Specialty Foods Acquisition Corporation 1994 Stock
Option Plan (the "Plan").

     The Committee has determined that the objectives of the Plan will be furthered by granting to the Grantee an option pursuant to the Plan.

     In consideration of the foregoing and of the mutual undertakings set forth in this Amended and Restated Option
Agreement, the Company and the Grantee agree as follows:

     Section 1. Grant of Option. Subject to the provisions of the Plan and this Amended and Restated Option Agreement, the Company hereby grants to the Grantee under the Plan a non-qualified stock option to purchase one hundred sixty two thousand, five hundred (162,500) shares of Stock at a purchase price of $0.726703211 per share.

     Section 2. Exercisability. The option is exercisable with respect to 100% of the shares of Stock subject thereto.

     Section 3. Method of Option Exercise. The option or any part thereof may be exercised only by giving to the Company written notice of exercise in the form attached to this Amended and Restated Option Agreement or in such other form as is prescribed by the Committee. Full payment of the purchase price shall be made on the option exercise date by certified or official bank check or, in the Committee's discretion, by personal check (subject to collection), payable to the Company, or delivery of shares of Stock already owned by the Grantee for at least six months prior to the option exercise date. The Grantee shall have no right to pay the option exercise price, or to receive shares of Stock with respect to an option exercise, prior to the option exercise date. For purposes of this Amended and Restated Option Agreement, the "option exercise date" shall be deemed to be the first business day immediately following the date written notice of exercise is received by the Company.

     Section 4. Termination of Employment. Notwithstanding anything in the Plan to the contrary, the option granted to the Grantee pursuant to this Amended and Restated Option Agreement shall not terminate upon the Grantee's termination of employment with SFAC, regardless of the reason.

     Section 5. Withholding Tax Requirements. Shares of Stock deliverable to the Grantee upon exercise, pursuant to the terms of the Plan and this Amended and Restated Option Agreement, shall be subject to tax withholding as provided in Section 10 of the Plan. Subject to the Committee's consent, the Grantee may elect to satisfy all or part of such requirements by delivery of unrestricted shares of Stock owned by the Grantee as provided in
Section 10.2 of the Plan.

     Section 6. Plan Provisions to Prevail. Except as set forth in Section 4(a) hereof, this Amended and Restated Option Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof, including, without limitation, the provisions of Section 8 of the Plan (generally relating to consents required by securities and other laws) and Section 11 of the Plan (generally relating to the effects of certain reorganizations and other extraordinary transactions). Except as set forth in Section 4(a) hereof, in the event there is any inconsistency between the provisions of this Amended and Restated Option Agreement and the Plan, the provisions of the Plan shall govern.

     Section 7. Grantee's Acknowledgments. By entering into this Amended and Restated Option Agreement, the Grantee agrees and acknowledges that (a) he has received and read a copy of the Plan, including Section 14.3 of the Plan (generally relating to waivers of claims to continued exercisability of awards, damages and severance entitlements related to non-continuation of awards), and accepts this option upon all of the terms thereof, and (b) no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or under this Amended and Restated Option Agreement.

     Section 8. Non-Transferability. No option granted to the Grantee under the Plan or this Amended and Restated Option Agreement shall be assignable or transferable by the Grantee (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, all rights granted to the Grantee under the Plan or under this Amended and Restated Option Agreement shall be exercisable only by the Grantee.

     Section 9. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to 9399 West Higgins Road, Suite 800, Rosemont, Illinois 60018,
Attn: General Counsel or at such other address as the Company may hereafter designate to the Grantee by notice as provided herein. Any notice to be given to the Grantee hereunder shall be addressed to the Grantee at the address set forth below or at such other address as the Grantee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when received by personal delivery or by registered or certified mail to the party entitled to receive the same.

     Section 10. Successors and Assigns. This Amended and Restated Option Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in the Plan, the heirs and personal representatives of the Grantee.

     Section 11.    Governing Law.  This Agreement shall be
governed by the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

     Section 12.    Modifications to Agreement.  This Amended and
Restated Option Agreement may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both the Company and the Grantee.


     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Option Agreement as of the date and year first above written.


                              SPECIALTY FOODS ACQUISITION
                              CORPORATION


                              By:  ________________
                              Name:     Robert B. Haas
                              Title:    Chairman of the Board


                              _______________________
                              (Grantee)
                              1048 Ashland Ave.
                              River Forest, Illinois  60305





NOTICE OF EXERCISE


Specialty Foods Acquisition Corporation
9399 West Higgins Road
Suite 800
Rosemont, Illinois  60018

Dear Sir or Madam:

I have read the SPECIALTY FOODS ACQUISITION CORPORATION 1994
STOCK OPTION PLAN.

1.   Name (Please Print)
_______________________________________

     EIN (Social Security Number or
     Employer Identification Number
     if estate)
_______________________________________

     Operating Company
_______________________________________

     Company Location
_______________________________________
                              (City and State or County)

     Company Telephone Number
_______________________________________

     Title
_______________________________________

     Citizenship
_______________________________________

     Home Address (Include Country
_______________________________________
     if not USA)
_______________________________________

     Home Telephone Number
_______________________________________

2.   I would like to exercise the following Options:

               Date of        Option         # of      Option
Purchase
     Type      Grant*         Control No.    Shares         Price
Price**

     ________  __/__/__  ________  ________  ________  ________

     ________  __/__/__  ________  ________  ________  ________

     ________  __/__/__  ________  ________  ________  ________

*    Insert month, day and year.
**   Multiply # of Shares by Option Price.

3. Please register the shares which I am purchasing as indicated below (shares will be registered only in the name of the Optionee or in the name of the Optionee and that of his or her spouse as joint tenants).

     ____________________________________________________________
     _____________
     (Fill in name or names)

4. Please issue stock certificates (no more than two per option exercised) in the following denominations: (Note: Only one certificate for each option exercised may be for less than 100 shares.)

                                                  Total # of
     Shares

     ________ certificate(s) for             ________ shares each
_______________

     ________ certificate(s) for             ________ shares each
_______________

                                        TOTAL:    _______________

5. I am paying the Purchase Price by (please check as applicable).

                    Check*
                    Wire Transfer

     * Only Certified Check, Cashier's Check or a Broker's Check.
     Make check payable to SPECIALTY FOODS ACQUISITION
     CORPORATION.

6. I will promptly pay the amount that you advise me is required for applicable withholding taxes. I understand that you may not release the certificates representing the shares I have purchased unless such payment is made or arrangements satisfactory to the Company for such payment have been made.




__________________________________
                                   (Signature)


__________________________________
                                   (Date)